EXHIBIT 10.10
Caterpillar Inc.
2014 Long-Term Incentive Plan
Performance-Based Restricted Stock Unit Award Notice
2015-2017 Performance Period

The Board of Directors of Caterpillar Inc. (the “Company”) has granted you, [Employee Name], [Number] restricted stock units (“RSUs”) on [Grant Date] (the “Grant Date”) pursuant to, and subject to the restrictions, terms and conditions set forth in, the Caterpillar Inc. 2014 Long-Term Incentive Plan (the “Plan”). This Award Notice and the Plan specify the material terms and provisions applicable to such restricted stock unit award (the “RSU Award”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
Vesting
Except to the extent the RSUs are forfeited upon your termination of employment as provided below, the RSU Award will vest over a three-year period if the Company achieves return on equity, as determined by the Company in accordance with generally accepted accounting principles (“GAAP”) and certified by the Committee in writing (“ROE”), as follows:

•	one-third of the RSUs will become vested as of December 31, 2015, provided the Company achieves ROE of 18% or greater for the period beginning on January 1, 2015 and ending on December 31, 2015;

•	one-third of the RSUs will become vested as of December 31, 2016, provided the Company achieves ROE of 18% or greater for the period beginning on January 1, 2016 and ending on December 31, 2016; and

•
one-third of the RSUs will become vested as of December 31, 2017 (each such December 31 date, a “Vesting Date”), provided the Company achieves ROE of 18% or greater for the period beginning on January 1, 2017 and ending on December 31, 2017.

Notwithstanding the foregoing, if any of the RSUs remain unvested as of December 31, 2017, all such remaining unvested RSUs shall vest as of December 31, 2017, provided the three-year average of the ROE for each one year period above is 18% or greater.
As soon as administratively practicable, but not later than two and one-half months after the applicable Vesting Date, the Company shall issue or deliver to you, subject to the achievement of the performance hurdles described above and the other conditions of this Award Notice, unrestricted shares of Common Stock equal to the number of RSUs that become vested, less any shares withheld to satisfy any applicable income and payroll tax withholding requirements. If you terminate employment prior to the date the RSUs have become fully vested for any reason other than Long-Service Separation, Disability, death or in connection with a Change in Control (as described more fully below), all of the unvested RSUs will be forfeited. Your RSU Award is also subject to certain additional forfeiture conditions set forth in Sections 5.16 and 5.17 of the Plan.
Voting Rights
During the period between the Grant Date and the date the RSUs become vested and the shares subject to such RSUs are issued or delivered to you (the “Restriction Period”), you are not entitled to any voting rights with respect to such RSUs. From and after the date shares are actually issued or delivered, you then will have full voting rights with respect to those shares.
Dividends and Other Distributions
During the Restriction Period, you will not receive or be credited with dividends or any other distributions (e.g., dividend equivalents) with respect to the RSUs. From and after the date shares are actually issued or delivered, you then will have dividend rights with respect to those shares.
Termination of Employment
If your employment with the Company terminates prior to a Vesting Date, all unvested RSUs subject to this RSU Award will lapse and shall be immediately forfeited, except as follows:

•	Long-Service Separation
If your employment with the Company terminates by reason of Long-Service Separation, the RSU Award will remain outstanding and the RSUs will become vested if and to the extent the performance hurdles described above are achieved as of the applicable Vesting Dates. For purposes of this RSU Award, “Long-Service Separation” means termination of employment for any reason other than for Cause after attainment of age 55 with 5 or more years of continuous service with the Company, as determined by the Company in its sole discretion.

•	Disability
If your employment with the Company terminates by reason of Disability, the RSU Award will remain outstanding and the RSUs will become vested if and to the extent the performance hurdles described above are achieved as of the applicable Vesting Dates. For purposes of this RSU Award, “Disability” means, unless otherwise provided for in an employment, change in control or similar agreement in effect between you and the Company or a Subsidiary, qualifying for long-term disability benefits under any long-term disability program sponsored by the Company or Subsidiary in which you participate or, if you do not participate in any such program, your inability to engage in any substantial gainful business activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Company’s Director of Compensation + Benefits, based upon medical evidence.

•	Death
If your employment with the Company terminates by reason of death, all of the unvested RSUs will immediately vest. In such case, the Company shall issue or deliver to your beneficiary (or your estate, as applicable), as soon as administratively practicable, but not later than two and one-half months after the date of death and subject to the conditions of this Award Notice, unrestricted shares of Common Stock equal to the number of RSUs that vested, less any shares withheld to satisfy any applicable income and payroll tax withholding requirements.

•	Change in Control
In the event of a Change in Control prior to the end of the Restriction Period pursuant to which your RSU Award is effectively continued, assumed or replaced by the surviving or acquiring corporation in such Change in Control (with appropriate adjustments to the number and kind of shares, in each case, that preserve the material terms and conditions of the outstanding RSU Award as in effect immediately prior to the Change in Control) and your employment is terminated either by the Company or its successor without Cause or by you for Good Reason, as defined in the Plan, within the 24–month period commencing on the date of the Change in Control, all of the RSUs will immediately become fully vested and shares of Common Stock, less any shares withheld to satisfy any applicable income and payroll tax withholding requirements, will be issued or delivered to you as soon as administratively practicable, but not later than two and one-half months, after your termination of employment.

For purposes of this RSU Award, references to employment with the Company shall also mean employment with a Subsidiary. The extent to which you shall be considered employed during any periods during which you are on a leave of absence shall be determined in accordance with Company policy.
Transferability of Award
Subject to certain exceptions set forth in the Plan, the RSU Award may not be assigned, transferred, pledged or hypothecated in any way. The RSU Award is not subject to execution, attachment or similar process. Any attempt at such, contrary to the provisions of the Plan, will be null and void and without effect. Note that once RSUs vest and shares of Common Stock are actually issued or delivered, you will have the ability to transfer those shares.
Designation of Beneficiary
If you have not done so already, you are encouraged to designate a beneficiary (or beneficiaries) to whom your vested benefits under the Plan will be paid upon your death. If you do not designate a beneficiary, vested benefits payable pursuant to the Plan upon your death will be paid to your estate.
Administration of the Plan
The RSU Award shall at all times be subject to the terms and provisions of the Plan and the Plan shall be administered in accordance with the terms of, and as provided in, the Plan. In the event of conflict between the terms and provisions of this Award Notice and the terms and provisions of the Plan, the provisions of the Plan shall control.
Code Section 409A
It is intended that this Award Notice and the administration of the RSU Award comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder (“Code Section 409A”), to the extent applicable. The Plan and this Award Notice shall be interpreted and construed on a basis consistent with such intent. Notwithstanding anything contained herein to the contrary, no shares may be issued or delivered unless in compliance with Code Section 409A to the extent that Code Section 409A applies. To the extent this Award Notice provides for the RSU Award to be settled by reference to your termination of employment, your employment shall be deemed to have terminated upon your “separation from service,” within the meaning of Code Section 409A. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Award Notice (and thus the terms of the RSU Award) without your consent solely in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A. Your acceptance of this RSU Award constitutes acknowledgement and consent to such rights of the Committee.
Tax Impact
Please refer to the Plan prospectus and support materials for a general description of the tax consequences of an RSU Award. You may also wish to consult with your personal tax advisor regarding how the RSU Award impacts your individual tax situation. Nothing contained in this Award Notice or in the Plan prospectus shall be construed as a guarantee of any particular tax effect for any benefits or amounts deferred or paid pursuant to this Award Notice.
Withholding
The distribution of shares of Common Stock following the vesting of the RSU Award is a taxable event in many taxing jurisdictions. In some countries, including the U.S., the Company is required to withhold taxes upon the taxable event. To satisfy this withholding obligation, the Company will withhold that number of shares that would satisfy the withholding obligation from the shares otherwise to be issued or delivered to you, unless otherwise approved by the Committee. The following conditions apply to such withholding: (a) the value of the shares of Common Stock withheld must equal the minimum withholding obligation; and (b) the value of the shares of Common Stock withheld shall be the Fair Market Value determined as of the date the RSUs become vested. For this purpose and for all purposes of this RSU Award, Fair Market Value shall mean the mean between the high and low prices at which a share of Common Stock of the Company is traded on the New York Stock Exchange.
Compliance with Securities Laws
The RSU Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the RSU Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance or delivery of shares hereunder, the shares of Common Stock subject to the RSU Award shall not be issued or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
Adjustment of Shares
Provisions are made within the Plan covering the effect of stock dividends, stock splits, changes in par value, changes in kind of stock, sale, merger, recapitalization, reorganization, etc.
Awards Subject to Forfeiture, Clawback and Setoff
The RSU Award is subject to certain forfeiture conditions set forth in the Plan, which, in the event such conditions are determined to have occurred, may result in immediate forfeiture and cancellation of your outstanding RSU Award or an obligation to repay the Company the total amount of award gain realized upon settlement of your RSU Award. Also, the Company generally may deduct from and set off against any amounts the Company owes to you, including amounts payable in connection with this RSU Award, such amounts you may owe to the Company.
Effect on Other Benefits
The RSU Award is not intended to and shall not impact the coverage of or the amount of any other employee benefit plans in which you participate that are sponsored by the Company and any of its Subsidiaries or affiliates.
Award Confers No Rights to Continued Employment
In no event shall the granting of the RSU Award or its acceptance by you, or any provision of the Award Notice or the Plan, give or be deemed to give you any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate your employment at any time.
Decisions of Board or Committee
The Board or the Committee shall have the right to resolve all questions which may arise in connection with the RSU Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this RSU Award shall be final, binding and conclusive.
Successors
This Award Notice shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Award Notice or the Plan.

Severability
The invalidity or unenforceability of any particular provision of this Award Notice shall not affect the other provisions hereof and this Award Notice shall be construed in all respects as if such invalid or unenforceable provision was omitted.
Governing Law
This Award Notice, the RSU Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
Entire Agreement
This Award Notice and the Plan constitute the entire agreement between you and Company with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements between you and the Company with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by you and the Company.
Acceptance of Award
You are required to electronically accept this Award Notice within your stock plan account with the Company’s stock plan administrator according to the procedures then in effect. Your acceptance of this Award Notice constitutes acknowledgement of receipt of the Plan and this RSU Award and consent to the terms of the Plan and this Award Notice as described in the Plan and this Award Notice.
Notices
All notices, requests or other communications provided for in this Award Notice shall be made, if to the Company, to Caterpillar Inc., Equity Compensation Administration, 100 N.E. Adams Street, Peoria, IL 61629-4440 (or, if applicable, to any updated address provided by the Company for such purposes), and if to you, to your last known mailing address on file with the Company’s stock plan administrator. All notices, requests or other communications provided for in this Award Notice shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
Further Information
For more detailed information about the Plan, please refer to the Plan prospectus or the Plan itself. Copies of the prospectus and the Plan can be obtained from the Executive Compensation intranet website at Cat @work under the Compensation + Benefits tab.